UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 10, 2017

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Guadalupe Street Suite # 302, Austin TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 10, 2017, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the close of business on November 21, 2016, the record date for the Annual Meeting, there were a total of 66,634,006 shares of common stock of the Company outstanding and 100,000 shares of Series A preferred stock, which are convertible into 20,000 shares of common stock and vote together with the common stock as a single class on an as-converted to common stock basis. At the Annual Meeting, 48,491,702 shares, or 72.77% of the outstanding shares of common stock were present in person or by proxy and, therefore, a quorum was present at the Annual Meeting. Each of the proposals was approved, and each of the director nominees was elected, by the vote of the stockholders at the Annual Meeting. The results of the matters submitted to a vote of the stock at the Annual Meeting were as follows:

Proposal 1: Each of the seven individuals listed below was elected to serve on the Company’s board of directors for a one-year term ending as of the Company’s annual meeting of stockholders in 2018 and until his successor is duly elected and qualified:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes

Robert Deutschman	13,589,431	2,890,354	32,011,917

Craig Forman	12,974,448	3,505,337	32,011,917

Jeffrey Karish	16,267,142	212,643	32,011,917

Christopher Rogers	13,599,116	2,880,669	32,011,917

Paul Schaeffer	13,589,354	2,890,431	32,011,917

Mohan Gyani	16,257,380	222,405	32,011,917

William G. Stone III	16,261,646	218,139	32,011,917

Proposal 2: The non-binding advisory resolution approving the compensation of the Company’s named executive officers, commonly referred to as “Say-on-pay”, was approved:

For	Against	Abstain	Broker Non-Votes

15,232,455	1,058,795	188,535	32,011,917

Proposal 3: The issuance, in accordance with Nasdaq Marketplace Rules 5635(b) and 5635(d), of shares of the Company's common stock issuable upon the conversion of 8.75% Convertible Senior Notes due 2020 and exercise of warrants issued in a private placement transaction in September 2016, was approved:

For	Against	Abstain	Broker Non-Votes

16,247,950	214,612	17,223	32,011,917

Proposal 4: Amendment of the Company's certificate of incorporation, as amended, to effect a reverse stock split of the Company's common stock at a ratio to be determined by the board of directors within a specified range and a related reduction in the authorized number of shares of common stock based on the reverse stock split ration, except in the case of a one-for-two reverse split ratio, was approved:

For	Against	Abstain	Broker Non-Votes

45,758,647	2,579,591	153,462	-

Proposal 5: The proposal to ratify the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2017, was approved.

For	Against	Abstain	Broker Non-Votes

47,540,018	795,623	156,060	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 13, 2017	Digital Turbine, Inc.

	By:	/s/ Barrett Garrison
Barrett Garrison
Executive Vice President, Chief Financial Officer